Exhibit 4.6

Execution Version

FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT

This FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Fourth Amendment”) dated as of March 26, 2026, is among WhiteHawk Income Corporation, a Delaware corporation (the “Issuer”), U.S. Bank Trust Company, National Association, as agent (in such capacity, together with its successors and permitted assigns in such capacity, “Agent”) and collateral agent for the Holders and the Secured Hedge Providers (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent” and together with the Agent, the “Agents”) and the Holders party hereto.

RECITALS

A. WHEREAS, the Issuer, the Agent, the Collateral Agent, the Holders and the other parties party thereto are parties to that certain Note Purchase Agreement, dated as of September 17, 2024 (as amended by that certain First Amendment to Note Purchase Agreement, dated as of March 31, 2025, as further amended by that certain Second Amendment to Note Purchase Agreement, dated as of June 23, 2025, as further amended by that certain Third Amendment to Note Purchase Agreement, dated as of January 27, 2026 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Note Purchase Agreement” and as amended by this Fourth Amendment, the “Note Purchase Agreement”), pursuant to which the Holders purchased Notes from the Issuer;

B. WHEREAS, the Issuer has requested that the Holders agree to amend certain provisions of the Note Purchase Agreement to, among other things, increase the amount of payments that may be made, directly or indirectly, in respect of General and Administrative Costs in any given Fiscal Year.

C. NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Note Purchase Agreement, but which is not defined in this Fourth Amendment, shall have the meaning ascribed such term in the Note Purchase Agreement. Unless otherwise indicated, all section references in this Fourth Amendment refer to sections of the Note Purchase Agreement.

Section 2. Amendments to Existing Note Purchase Agreement.

2.1 Effective as of the Fourth Amendment Effective Date (as defined below), the Existing Note Purchase Agreement is hereby amended to amend and restate Section 7.18 of the Existing Note Purchase Agreement in its entirety as follows:

Section 7.18 General and Administrative Costs. The Note Parties shall not, and shall not permit any of their Restricted Subsidiaries to, make, directly or indirectly any payments in respect of General and Administrative Costs in any Fiscal Year other than cash payments which, when aggregated with all other General and Administrative Costs paid in cash by the Note Parties or any of the Restricted Subsidiaries during such Fiscal Year, do not exceed $6,500,000 in the aggregate; provided that, for the purposes of this Section 7.18 only, one-time transaction-related expenses incurred in connection with any amendment to the Note Purchase Agreement or any acquisition permitted hereunder (whether structured as an acquisition, a merger, or otherwise), in each case, shall not constitute General and Administrative Costs.

Section 3. Conditions Precedent. This Fourth Amendment shall be deemed effective on the date (such date, the “Fourth Amendment Effective Date”) when each of the following conditions is satisfied (or waived in accordance with Section 11.06 of the Note Purchase Agreement):

3.1 The Agents (or their counsel) shall have received (for prompt delivery to each of the Holders) from the Issuer and each Holder a counterpart of this Fourth Amendment and each other Note Document required to be executed on the Fourth Amendment Effective Date signed on behalf of such party.

3.2 All fees and expenses required to be paid pursuant to (a) that certain Agency Fee Letter and (b) Section 11.02 of the Note Purchase Agreement and invoiced at least three (3) Business Days before the Fourth Amendment Effective Date (or such shorter period as may be agreed by the Issuer) shall have been paid in full in cash.

3.3 On the Fourth Amendment Effective Date after giving effect to the transactions contemplated herein, (a) no Default or Event of Default shall have occurred and be continuing, and (b) all representations and warranties made by the Note Parties contained herein or in the other Note Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates).

The Agent (at the direction of the Requisite Holders) shall notify the Issuer of the Fourth Amendment Effective Date, and such notice shall be conclusive and binding.

For purposes of determining compliance with the conditions specified in this Section 3, each Holder that has signed this Fourth Amendment shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Holder, unless the Agent shall have received written notice from such Holder prior to the Fourth Amendment Effective Date specifying its objection thereto.

Section 4. Miscellaneous.

4.1 Confirmation. The provisions of the Existing Note Purchase Agreement, as amended by this Fourth Amendment, shall remain in full force and effect following the Fourth Amendment Effective Date.

2

4.2 Ratification and Affirmation; Representations and Warranties. The Issuer hereby (a) acknowledges the terms of this Fourth Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Note Document to which it is a party and agrees that each Note Document to which it is a party remains in full force and effect as expressly amended hereby; (c) agrees that from and after the Fourth Amendment Effective Date each reference to the Note Purchase Agreement (including in the other Note Documents) shall be deemed to be a reference to the Existing Note Purchase Agreement, as amended by this Fourth Amendment; and (d) represents and warrants to the Holders and the Agents that as of the date hereof after giving effect to this Fourth Amendment: (i) all of the representations and warranties contained in each Note Document to which it is a party are true and correct in all material respects with the same effect as though such representations and warranties had been made on the Fourth Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates) and (ii) no Default or Event of Default has occurred and is continuing.

4.3 No Novation. This Fourth Amendment does not extinguish the obligations for the payment of money outstanding under the Existing Note Purchase Agreement or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Note Purchase Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Fourth Amendment shall be construed as a release or other discharge of the Note Parties from any of their obligations or liabilities under the Note Purchase Agreement or any of the other Note Documents. The Issuer hereby confirms and agrees that each Note Document to which it or its predecessor in interest is a party or to which it is a successor by operation of law is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Fourth Amendment Effective Date, all references in any such Note Document to “the Note Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Note Purchase Agreement shall mean the Note Purchase Agreement as amended by this Fourth Amendment.

4.4 Counterparts. This Fourth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Fourth Amendment by signing any such counterpart. Delivery of an executed counterpart of this Fourth Amendment by fax or other electronic transmission (e.g.,.pdf) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.

4.5 Integration. This Fourth Amendment, the Note Purchase Agreement and the other Note Documents represent the final agreement between the parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Issuer, the Grantors, the Guarantors, either Agent nor any Holder relative to the subject matter hereof not expressly set forth or referred to herein or in the other Note Documents.

3

4.6 GOVERNING LAW. THIS FOURTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4.7 Payment of Expenses. Section 11.02 of the Note Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

4.8 Severability. In case any provision in or obligation hereunder or other Note Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.9 Successors and Assigns. Section 11.07(a) of the Note Purchase Agreement is hereby incorporated by reference, mutatis mutandis.

4.10 Note Document. This Fourth Amendment is a “Note Document” as defined and described in the Note Purchase Agreement, and all of the terms and provisions of the Note Purchase Agreement relating to Note Documents shall apply hereto.

4.11 Direction to the Agents. Pursuant to Sections 10.03 and 11.06 of the Existing Note Purchase Agreement, the undersigned Holders, which constitute all Holders under the Existing Note Purchase Agreement, by their signatures hereto hereby consent to this Fourth Amendment and authorize and direct the Agents to execute and deliver this Fourth Amendment and to perform their duties hereunder (this “Direction”). In entering into this Fourth Amendment, and in taking (or refraining from) any actions under or pursuant to this Amendment, the Agents shall be protected by and shall enjoy all of the rights, immunities, privileges, protections and indemnities granted to it under the Note Purchase Agreement. Each of the undersigned Holders hereby certify that (i) it has the full power and authority to provide this Direction, (ii) this Direction has been duly executed and delivered by such Holder and this Direction constitutes a legal, valid and binding obligation of such Holder, enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (iii) the Agents shall be entitled to rely on this Direction.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed effective as of the Fourth Amendment Effective Date.

WHITEHAWK INCOME CORPORATION

By:	/s/ Jeffrey Slotterback
Name: Jeffrey Slotterback
Title: Chief Financial Officer and Secretary

[Fourth Amendment Signature Page]

AGENT:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Agent

	By:	/s/ James A. Hanley
Name: James A. Hanley
Title: Senior Vice President

[Fourth Amendment Signature Page]

COLLATERAL AGENT:	U.S. BANK TRUST COMPANY,
NATIONAL ASSOCIATION, as Collateral
Agent

	By:	/s/ Anjum Sarwar
Name: Anjum Sarwar
Title: VP

[Fourth Amendment Signature Page]

EIG CUMBERLAND PARTNERS, L.P., as a
Second Amendment Incremental Note Holder

By: EIG Credit Management Company, LLC, its manager

By:	/s/ Kristin Kelly
Name: Kristin Kelly
Title: Managing Director

By:	/s/ Kamyar Daneshvar
Name: Kamyar Daneshvar
Title: Associate General Counsel

ART ELECTRO, S.C.SP., as a Holder and a
Second Amendment Incremental Note Holder

By: ART Electro GP S.à r.l., its general partner

By:	/s/ Julie Harnett
Name: Julie Harnett
Title: Manager

By:	/s/ Jean-Yves Corneau
Name: Jean-Yves Corneau
Title: Manager

EIG UPSTREAM PARTNERS, L.P., as a Holder

By: EIG Credit Management Company, LLC, its manager

By:	/s/ Kristin Kelly
Name: Kristin Kelly
Title: Managing Director

By:	/s/ Kamyar Daneshvar
Name: Kamyar Daneshvar
Title: Associate General Counsel

[Fourth Amendment Signature Page]

PACIFIC INDEMNITY COMPANY, as a Holder
and a Second Amendment Incremental Note Holder

By: EIG Credit Management Company, LLC, its
manager

By:	/s/ Kristin Kelly
Name: Kristin Kelly
Title: Managing Director

By:	/s/ Kamyar Daneshvar
Name: Kamyar Daneshvar
Title: Associate General Counsel

CARDINAL ENERGY LP, as a Holder and a
Second Amendment Incremental Note Holder

By: EIG Credit Management Company, LLC, its
manager

By:	/s/ Kristin Kelly
Name: Kristin Kelly
Title: Managing Director

By:	/s/ Kamyar Daneshvar
Name: Kamyar Daneshvar
Title: Associate General Counsel

EIG RIVER ENERGY PARTNERS L.P., as a
Holder

By: EIG Credit Management Company, LLC, its
manager

By:	`/s/ Kristin Kelly
Name: Kristin Kelly
Title: Managing Director

By:	/s/ Kamyar Daneshvar
Name: Kamyar Daneshvar
Title: Associate General Counsel

[Fourth Amendment Signature Page]

EIG BANDELIER PARTNERS, L.P., as a
Holder

By: EIG Credit Management Company, LLC, its manager

By:	/s/ Kristin Kelly
Name: Kristin Kelly
Title: Managing Director

By:	/s/ Kamyar Daneshvar
Name: Kamyar Daneshvar
Title: Associate General Counsel

[Fourth Amendment Signature Page]